UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
     -------------------------------------------------
              Post-Effective Amendment No. 1 to
                          FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                            1933
    --------------------------------------------------
          PATRIOT TRANSPORTATION HOLDING, INC.

FLORIDA					59-2924957
(State or other jurisdiction		(I.R.S. Employer
of incorporation or organization)	Identification No.)

501 Riverside Avenue
Suite 500
Jacksonville, Florida				32202
(Address of principal executive offices)	(Zip code)
------------------------------------------------------------
           PATRIOT TRANSPORTATION HOLDING, INC.
        PROFIT SHARING AND DEFERRED EARNINGS PLAN
                (Full title of the plan)
------------------------------------------------------------
                    John D. Milton, Jr.
Executive Vice President, Treasurer and Chief Financial Officer
              501 Riverside Avenue, Suite 500
                Jacksonville, Florida 32202
          (Name and address of agent for service)
                       904-396-5733
          (Telephone number, including area code,
                   of agent for service)
------------------------------------------------------------
                         Copies to:
                     Daniel B. Nunn, Jr.
                   Fowler White Boggs P.A.
                    50 North Laura Street
                          Suite 2800
                 Jacksonville, Florida 32202
------------------------------------------------------------


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               CALCULATION OF REGISTRATION FEE
-------------------  -------------  ------------- ------------ ------------
Title of Securities  Amount to be     Proposed	    Proposed	Amount of
to be registered      registered  maximum offering  aggregate  registration
                                                    offering	   fee
                                   price per unit     price
-------------------  ------------  -------------- ------------ ------------
Common Stock (1)
($.10 par value)      40,000(2)	       N/A (3)        N/A(3)     N/A(3)
===================  ============  ============== ============ ============

1.	The Registrant previously registered 20,000 shares of the
        Registrant's common stock, $0.10 par value (to "Common Stock") issuable under the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan (the "Plan"). The Registrant hereby registers an additional 40,000 shares of its common stock to reflect a three-for-one stock dividend declared on December 1, 2010, payable on January 17, 2011 to shareholders of record on January 3, 2011.

2.	This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

3.	The Registrant previously paid the registration fee in connection with the registration of 20,000 shares of its common stock on May 20, 2005 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-125099). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

      As permitted under General Instruction E to Form S-8, this Post-Effective Amendment 1 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-125099 on Form S-8 filed with the Securities and Exchange Commission on May 20, 2005, and the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 3, 2010.

      Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 1 to the Registrant's Registration Statement is to reflect the three-for-one split (the "Split") of the Registrant's Common Stock to be effected on January 17, 2011. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement has increased from 20,000 shares to 60,000 shares.

Item 8.	Exhibits.

      Exhibits required to be filed with this Registration Statement are listed in the following Exhibit

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Index.  Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                         SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 14th day of January, 2011.

          PATRIOT TRANSPORTATION HOLDING, INC.
                     (Registrant)

              By: /s/ John D. Milton, Jr.
      ---------------------------------------------
                     John D. Milton, Jr.,
 Executive Vice President, Treasurer and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of January, 2011.

Signature		Title		Signature		Title


/s/ Edward L. Baker                     /s/ Luke E. Fichthorn, III
_________________________________	________________________________
Edward L. Baker		Director	Luke E. Fichthorn, III	Director


/s/ John D. Baker, II                   /s/ Thompson S. Baker, II
_________________________________	________________________________
John D. Baker, II	Director	Thompson S. Baker, II	Director
      								President
                                                                and
      								Chief
                                                                Executive
       								Officer

                                         /s/ H.W. Shad, III
_________________________________	_________________________________
Charles E. Commander, III Director	H.W. Shad, III		Director


                                        /s/ John E. Anderson
_________________________________	_________________________________
Martin E. Stein, Jr.	Director	John E. Anderson	Director


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/s/ Robert H. Paul, III			/s/ James H. Winston
__________________________________	_________________________________
Robert H. Paul, III	Director	James H. Winston	Director



/s/ John D. Milton, Jr.			/a/ John D. Klopfenstein
__________________________________	__________________________________
John D. Milton, Jr.	Executive 	John D. Klopfenstein	Chief
                        Vice 					Accounting
			President,				Officer
			Treasurer
			and Chief
			Financial
                        Officer


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                        EXHIBIT INDEX

(3)(a)(1)	Articles of Incorporation of Patriot Transportation Holding,
                Inc., incorporated by reference to the corresponding exhibit filed with Form S-4 dated December 13, 1988. File No. 33-26115.

(3)(a)(2)	Amendment to the Articles of Incorporation of Patriot
                Transportation Holding, Inc., filed with the Secretary of State of Florida on February 19, 1991 incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. File No. 33-26115.

(3)(a)(3)	Amendments to the Articles of Incorporation of Patriot
                Transportation Holding, Inc., filed with the Secretary of State of Florida on February 7, 1995, incorporated by reference to an appendix to the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

(3)(a)(4)	Amendment to the Articles of Incorporation of Patriot
                Transportation Holding, Inc., filed with the Florida Secretary of State on May 6, 1999 incorporated by reference to a form of such amendment filed as Exhibit 4 to the Company's Form 8-K dated May 5, 1999. File No. 33-26115.

(3)(a)(5)	Amendment to the Articles of Incorporation of Patriot
                Transportation Holding, Inc., filed with the Secretary of State of Florida on February 21, 2000, incorporated by reference to the corresponding exhibit filed with Form 10-Q for the quarter ended March 31, 2000. File No. 33-26115.

(3)(b)(1)	Restated Bylaws of Patriot Transportation Holding, Inc.,
                adopted December 1, 1993, incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. File No. 33-26115.

(3)(b)(2)	Amendment to the Bylaws of Patriot Transportation Holding,
                Inc., adopted August 3, 1994, incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1994. File No. 33-26115.

(3)(b)(3)	Amendment to the Articles of Incorporation of Patriot
                Transportation Holding, Inc., filed with the Secretary of State of State of Florida on February 7, 1995, incorporated by reference to an appendix to the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

(4)(a)	        Articles III, VII and XII of the Articles of Incorporation of
                Patriot Transportation Holding, Inc., incorporated by reference to an exhibit filed with Form S-4 dated December 13, 1998. And amended Article III, incorporated by reference to an exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. And Articles XIII and XIV, incorporated by reference to an appendix filed with the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

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5.1		Opinion of Counsel.

23.2		Consent of Counsel (included in Exhibit 5.1).


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                            EXHIBIT 5.1
                        OPINION OF COUNSEL


Fowler White Boggs P.A.
50 N. Laura Street
Suite 2800
Jacksonville, Florida 32202

                                  January 14, 2011

Patriot Transportation Holding, Inc.
501 Riverside Avenue
Suite 500
Jacksonville, FL 32202

	Re:	Patriot Transportation Holding, Inc. 2000 Stock Option Plan
		Registration Statement on Form S-8

Ladies and Gentlemen:

	We are counsel to Patriot Transportation Holding, Inc., a Florida corporation (the "Company"), in connection with the Post Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 40,000 additional shares (the "Shares") of the Company's common stock, par value
$0.10 per share, pursuant to the Patriot Transportation Holding, Inc. 2000 Stock Option Plan (the "Plan").

	In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated February 7, 2001; (c) a copy of the Company's bylaws; and (d) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of the originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

	Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

	1.	The Company has been incorporated under the laws of
Florida and the Company's status is active.

	2.	The Shares will be legally issued, fully paid and
nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been issued and

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sold in the manner contemplated by the Plan; and (iii) to the extend such Shares are certificated, the certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

	We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

	The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

	This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

	We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

	In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

						Very truly yours,

						FOWLER WHITE BOGGS P.A.


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